SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 22, 2010

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On January 22, 2010, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated License Agreement (the “Agreement”) with NeuStar, Inc. (“NeuStar”). The Agreement amends and restates an agreement entered into between the parties on October 2, 2009. The Agreement extends the territory covered by the Agreement to include the United Mexican States and extends the licensed patents covered by the Agreement to include the Company’s machine-readable code resolution technology patents granted in the United Mexican States.

The Agreement has a term of four (4) years, subject to certain renewal and termination provisions set forth in the Agreement.  Pursuant to the Agreement, the Company agreed to grant to NeuStar the right to sublicense certain of the Company’s intellectual property rights with respect to machine-readable code resolution technology. Also, the Company agreed to grant to NeuStar a royalty-free license with respect to certain patents related to such technology. The Agreement also contains certain non-competition, indemnification and confidentiality terms.

The summary of the Agreement provided herein is qualified in its entirety by the terms of the Agreement, which is fully set forth and attached hereto as Exhibit 10.1, which is incorporated by reference herein.

ITEM 8.01.  OTHER EVENTS.

On January 28, 2010, the Company issued a press release announcing the Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and it is incorporate herein in its entirety by reference thereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Amended and Restated License Agreement, dated January 22, 2010, by and between the Company and NeuStar, Inc.	Provided herewith

Exhibit 99.1	Press release, dated January 28, 2010.	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Michael W. Zima
	Name:	Michael W. Zima
	Its:	Chief Financial Officer